EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Third Quarter 2012 Financial Results

Coeur d’Alene, Idaho – August 7, 2012 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its third fiscal quarter ended June 30, 2012.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Loss from continuing operations	$(1,765)	$(890)	$(4,532)	$(4,676)
Income from discontinued operations	-	1,418	2,122	2,486
Consolidated net income (loss)	(1,765)	528	(2,410)	(2,190)
Consolidated net income (loss) per share, basic and diluted	(0.03)	0.01	(0.04)	(0.04)
Mineral exploration expenses	1,155	481	2,664	2,766
Working capital	4,671	350	4,671	350

Timberline reported a consolidated net loss of $1.77 million for the quarter ended June 30, 2012, including exploration expenditures of $1.16 million.  The Company’s exploration expenditures during the quarter were related primarily to its ongoing exploration drill program, permitting activities, and metallurgical studies at the South Eureka Property in Nevada.

As previously announced, in November 2011 Timberline closed the sale of its Timberline Drilling, Inc. (“TDI”) subsidiary.  The results of TDI are reported in the Company’s financial statements under discontinued operations.  The Company’s consolidated results include income from discontinued operations of $2.12 million and $2.49 million for the nine months ended June 30, 2012 and 2011, respectively.  The income from discontinued operations for the nine months ended June 30, 2012 includes a gain on the sale of TDI of $1.64 million.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  Timberline is working on a transaction to increase its ownership stake from 50% to 100% in its Butte Highlands Joint Venture in Montana where gold production is targeted to commence in mid-2013.  Timberline’s exploration is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand the South Eureka resource, purchase of the Butte Highlands JV, LLC membership interests (including the expected timing of such purchase),  the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and run-of-mine heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the purchase of the Butte Highlands JV, LLC membership interests, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

2 | TIMBERLINE RESOURCES